================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant    |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement    |_|  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))

|X|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                COST-U-LESS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                            CALCULATION OF FILING FEE

====================================================================================================================================
                                                             Per unit price or other            Proposed
                                                               underlying value of              maximum
   Title of each class of         Aggregate number of          transaction computed            aggregate
     securities to which          securities to which        pursuant to Exchange Act           value of
    transaction applies:          transaction applies               Rule 0-11:                transaction           Total Fee Paid
------------------------------------------------------------------------------------------------------------------------------------



====================================================================================================================================

|_| Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and indentify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:
                                 -----------------------------------------------

    (2)  Form, Schedule, or Registration Statement no.:
                                                        ------------------------

    (3)  Filing Party:
                       ---------------------------------------------------------

    (4)  Date Filed:
                     -----------------------------------------------------------

================================================================================

                                     LOGO


                                                                 April 12, 2002


Dear Cost-U-Less, Inc. Shareholders:

     I am pleased to invite you to the Cost-U-Less Annual Meeting of Shareholders. This year's annual meeting will be at 10:00 a.m. on Tuesday, May 14, 2002 at the Doubletree Hotel (Lake Hills Room), 300 112th Ave. S.E., Bellevue, Washington.

     The accompanying Notice of Annual Meeting of Shareholders and the Proxy Statement describe the formal business to be conducted at the meeting.

     We hope you can join us on May 14th. Whether or not you can attend, please read the attached Proxy Statement. When you have done so, please mark your votes on the enclosed proxy card, sign and date the proxy card, and return it to us in the enclosed envelope. Your vote is important, so please return your proxy card promptly.


                                        Sincerely,


                                        LOGO


                                        Martin P. Moore
                                        Secretary

                               COST-U-LESS, INC.
                  8160-304th Avenue S.E., Building 3, Suite A
                           Preston, Washington 98050

                                 ------------


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To Be Held Tuesday, May 14, 2002


Dear Cost-U-Less Shareholders:

     On Tuesday, May 14, 2002, Cost-U-Less, Inc. will hold its Annual Meeting of Shareholders at the Doubletree Hotel (Lake Hills Room), 300 112th Ave. S.E., Bellevue, Washington. The Annual Meeting will begin at 10:00 a.m. The record date for the meeting has been set at March 29, 2002. At the Annual Meeting we will ask you to:

   (1) Elect three directors to hold office for the term as described in the attached Proxy Statement or until their respective successors are elected and qualified;

   (2) Ratify the appointment of Deloitte & Touche, LLP as our independent auditors for the fiscal year ending December 29, 2002; and

   (3) Transact any other business properly presented at the meeting.

     Only shareholders that owned stock at the close of business on March 29, 2002 will be entitled to notice of and to vote at this meeting or any adjournments that may take place. For ten days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for examination by any shareholder, for any purpose related to the meeting, during ordinary business hours at the Company's principal offices.

     To assure your representation at the Annual Meeting, you are urged to complete, sign, date, and return the enclosed proxy card as soon as possible in the enclosed postage prepaid envelope. Your stock will be voted in accordance with the instructions you give on your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.


                                        By order of the Board of Directors,


                                        LOGO


                                        Martin P. Moore
                                        Secretary

                               COST-U-LESS, INC.

                                 ------------

              PROXY STATEMENT For Annual Meeting of Shareholders
                           to be held on May 14, 2002

                                 ------------


     The Board of Directors of Cost-U-Less, Inc. ("Cost-U-Less" or the "Company") is sending you this Proxy Statement in connection with its solicitation of proxies for use at the Cost-U-Less 2002 Annual Meeting of Shareholders or any adjournment or postponement thereof. The Annual Meeting will be held at the Doubletree Hotel (Lake Hills Room), 300 112th Ave. S.E., Bellevue, Washington, on Tuesday, May 14, 2002 at 10:00 a.m. This Proxy Statement and accompanying form of proxy are being first sent or given to the shareholders of Cost-U-Less on or about April 12, 2002.


                      SOLICITATION AND VOTING OF PROXIES


Record Date and Outstanding Shares

     Only those shareholders that owned shares of the Company's common stock at the close of business on March 29, 2002, the record date for the Annual Meeting, are entitled to vote at the annual meeting and any adjournment thereof. On the record date, there were 3,606,376 shares of the Company's common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting.


Quorum

     The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the purpose of transacting business. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.


Revocability of Proxies

     All valid proxies received before the meeting will be exercised. If you give your proxy to Cost-U-Less, you have the power to revoke it at any time before it is exercised. Your proxy may be revoked by:

     o notifying the Secretary of Cost-U-Less in writing before the Annual Meeting;

     o delivering to the Secretary of Cost-U-Less before the Annual Meeting a signed proxy with a later date; or

     o    attending the Annual Meeting and voting in person.


Voting

     You are entitled to one vote for each share of common stock you hold. If a quorum is present and voting, the three nominees for director receiving the highest number of votes will be elected as directors. The proposal to ratify the appointment of Deloitte & Touche, LLP as our independent auditors for fiscal 2002 will be approved if the number of votes cast in favor of the proposal by holders of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting, exceeds the number of votes cast against it. Abstentions from voting will have no effect on these proposals since they will not represent votes cast at the Annual Meeting for the purpose of voting on such proposals.

     If your shares are represented by proxy, they will be voted in accordance with your directions. If your proxy is signed and returned without any direction given, your shares will be voted (i) "FOR" the election of the three nominees for the Board of Directors named on the following pages, and (ii) "FOR" the ratification of the appointment of Deloitte & Touche, LLP as auditors for Cost-U-Less for fiscal 2002. Cost-U-Less is not aware, as of the date of this Proxy Statement, of any matters to be voted on at the Annual Meeting other than as stated in the Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy gives discretionary authority to the persons named in it to vote the shares in their best judgment.


     Brokers who hold shares for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies in their own discretion.


Solicitation of Proxies

     Proxies will be solicited by certain of the directors, officers and regular employees of Cost-U-Less, without payment of any additional compensation to them. The Company may also request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable out-of-pocket costs. Proxies will be solicited by personal interview, mail and telephone. Any costs relating to such solicitation of proxies will be borne by Cost-U-Less. In addition, Cost-U-Less may reimburse brokerage firms and other persons representing beneficial owners of shares of common stock for their expenses in forwarding solicitation materials to such beneficial owners.


                       PROPOSAL 1: ELECTION OF DIRECTORS

     There are five directors who currently sit on the Cost-U-Less Board of Directors. In accordance with the Bylaws of Cost-U-Less, the Board of Directors consists of between two and seven directors as determined by the Board. Directors generally are elected for three-year terms and the Board is divided into three classes, with the classes to be as equal in number as may be possible. Generally, one class of directors is elected to a three-year term at each annual meeting of shareholders. At the Annual Meeting, one director will be elected to hold office until the 2004 Annual Meeting of Shareholders and two directors will be elected to hold office until the 2005 Annual Meeting of Shareholders, or until their respective successors are elected and qualified.

     The Board of Directors has proposed that the following nominees be elected at the Annual Meeting: Arthur W. Buerk, David A. Enger and Gary W. Nettles. If elected, Mr. Buerk will serve as director until the Company's Annual Meeting of Shareholders in 2004 and until his successor is elected and qualified, and Messrs. Enger and Nettles will serve as directors until the Company's Annual Meeting of Shareholders in 2005 and until their successors are elected and qualified. Unless otherwise instructed, persons named in the accompanying proxy will vote FOR these nominees. Although Cost-U-Less anticipates that these nominees will be available to serve as directors, should any of them not accept the nomination, or otherwise be unable to serve, the proxies may be voted for such substitute nominees as the Company may designate.

     The Board of Directors recommends a vote "FOR" the nominees named above.


Directors

     This section sets forth information concerning the ages and background of the Company's current directors and the nominees to be elected at this meeting.


Name                                                    Position With the Company       Age     Since
----                                                    -------------------------       ---     -----
Class I director nominated for election at the 2002 Annual Meeting of Shareholders whose term will expire at the 2004 Annual Meeting of Shareholders:

Arthur W. Buerk                                         Director                        66       2002

Class II directors nominated for election at the 2002 Annual Meeting of Shareholders whose term will expire at the 2005 Annual Meeting of Shareholders:

David A. Enger                                          Chairman of the Board           56       1993
Gary W. Nettles                                         Director                        50       1996

Class III directors whose terms expire at the 2003 Annual Meeting of Shareholders:
George C. Textor                                        Director                        57       1998

J. Jeffrey Meder                                        Director, President and Chief
                                                        Executive Officer               50       1999

Nominees for the Board of Directors

     Arthur W. Buerk has been a Director of Cost-U-Less since February 2002. Mr. Buerk is a Founder and Managing Director at Buerk Craig Victor LLC, a Seattle venture capital and investment banking firm that has successfully invested in many Pacific Northwest companies from a variety of industry sectors. Mr. Buerk served as President and board member for Shurgard Storage Centers from 1977-1992. Mr. Buerk was also founder and director of Intermation, a records storage management service that was sold to Iron Mountain in 1998. Mr. Buerk serves as a director for several high-growth companies, including Adinfonitum, Cybercamps, and Door to Door Storage. Mr. Buerk has a BA in finance and banking from the University of Washington and an MBA from the Harvard Business School.

     David A. Enger has been a Director of Cost-U-Less since 1993 and has served as Chairman of the Board since 2000. Mr. Enger has served since 1992 as Executive Vice President of Keener's, one of the Northwest's largest distributors of fresh foods. In 1990, Mr. Enger founded the Business & Banking Institute, where he currently engages in business and banking consulting and training. From 1980 to 1990, Mr. Enger served as a principal of Management Advisory Services, Inc., a business and banking consulting firm which he co-founded in 1980. From 1976 to 1980, Mr. Enger was a vice president of Seafirst Bank. Mr. Enger serves as a director of Keener's, Colmac Industries, Inc., a dry-cleaning equipment manufacturer, and Colmac Coil Manufacturing, Inc., a heating and air-conditioning coils manufacturer.

     Gary W. Nettles has been a Director of Cost-U-Less since 1996. Mr. Nettles is a certified public accountant and President of Guchereau & Nettles, an accounting firm located in Costa Mesa, California, where he has worked since 1987. Mr. Nettles serves as a director of Allen Tel Products, Inc., a non-public supplier and manufacturer of data and telecommunication components, located in Santa Ana, California.


Continuing Directors Until 2003

     George C. Textor has been a Director of Cost-U-Less since 1998. Mr. Textor is a general partner of Capstan Partners, a Seattle-based private equity investment fund which he co-founded in 1988. From 1982 to 1988, Mr. Textor was a founding general partner of Cable Howse & Ragen (now Ragen MacKenzie Group Incorporated), an investment banking and brokerage firm located in the Pacific Northwest.

     J. Jeffrey Meder has been a Director and the President and CEO of Cost-U-Less since 1999. Previously, he served as co-founder and President/Chief Executive Officer of Drug Emporium, N.W. He had provided overall direction and vision for that Company since 1981. During that time, he led the growth of the Company to twenty stores with over $180 million in sales and employing approximately 1,600 employees in the Pacific Northwest. Prior to co-founding Drug Emporium, N.W., Mr. Meder was employed in the banking industry from 1975-1981. His last position in banking was Assistant Vice President in the Commercial Division of Huntington National Bank in Columbus, Ohio, where his responsibilities included business development and work-out loan situations.


Meetings of the Board of Directors

     During the fiscal year ended December 30, 2001, the Board of Directors of the Company held five meetings, the Audit Committee of the Board held four meetings and the Compensation Committee of the Board held four meetings. The Company has no standing nominating committee of the Board. No director attended fewer than 75% of the total number of meetings of the Board and all of the committees of the Board on which such director served held during that period.

     The members of the Audit Committee during fiscal 2001 were Mr. Nettles (Chairman), Mr. Enger and former director, Mr. Wayne W. Keener. Mr. Keener, who left the Board of Directors in November 2001, was replaced by Mr. Textor. The functions of the Audit Committee include, among others: recommending to the Board the retention of independent public auditors; reviewing and approving the planned scope, proposed fee arrangements and results of the Company's annual audit; reviewing the adequacy of accounting and financial controls; and reviewing the independence of the Company's auditors. For additional information concerning the Audit Committee, see "Report of the Audit Committee" and "Principal Accounting Firm Fees."

     The members of the Compensation Committee during fiscal 2001 were Mr. Textor (Chairman) and Mr. Enger. The Compensation Committee reviews and determines the salary and bonus criteria of and stock option grants to all executive officers. For additional information about the Compensation Committee, see "Report of the Compensation Committee on Executive Compensation" and "Executive Compensation and Other Matters" below.


Compensation of Directors

     Non-employee directors of Cost-U-Less were paid $1,500 for each Board of Directors meeting attended and $250 for each committee meeting attended, including attendance at meetings of subcommittees of which they are not members during fiscal 2001. Cost-U-Less also reimburses directors for travel expenses in attending meetings. In December 2001, the Compensation Committee determined that cash compensation for attendance at meetings of the Board of Directors in fiscal 2002 will be suspended until the Board meeting in July 2002. Each non-employee director will be granted options to purchase up to 2,000 shares of Cost-U-Less common stock for each board meeting attended beginning with the February 2002 meeting until such time as the cash compensation for attendance at the meetings is no longer suspended. The options will have an exercise price equal to the fair market value the day following each Board meeting. The options will be vested immediately and exercisable within three years.

     Cost-U-Less has also granted nonqualified stock options to its directors pursuant to individual director stock option agreements. In December 1998, each director was granted a 10-year, immediately exercisable option to purchase 10,331 shares of common stock at an exercise price equal to the fair market value of the underlying shares on the date of grant, and a 10-year option to purchase 2,951 shares of common stock at an exercise price equal to the fair market value of the underlying shares on the date of grant, vesting ratably over a five-year period. Each director received an automatic annual grant of options to purchase 1,000 shares of common stock under the Company's 1998 Stock Incentive Compensation Plan on the date of last year's Annual Shareholders' Meeting. The Directors will again receive an automatic annual grant of options to purchase 1,000 shares of common stock under the Company's 1998 Stock Incentive Compensation Plan on the date of the 2002 Annual Shareholders' Meeting.


Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth, as of March 11, 2002, certain information regarding the beneficial ownership of Cost-U-Less common stock by:

     o each person known by Cost-U-Less to own beneficially 5% or more of our common stock;

     o    each director and nominee for director of Cost-U-Less;

     o each executive officer of Cost-U-Less for whom compensation information is given in the Summary Compensation Table in this Proxy Statement; and

     o    all directors and executive officers of Cost-U-Less as a group.

     To the knowledge of Cost-U-Less, the beneficial owners listed below have sole voting and investment power with respect to the shares shown as beneficially owned.

                                                                                Outstanding Shares
                                                                                 of Common Stock        Percent of
Beneficial Owner(1)                                                           Beneficially Owned(2)       Class
-------------------                                                           ---------------------       -----
The Kula Fund (3) ........................................................           357,000                9.6%
J. Jeffrey Meder (4) .....................................................           175,000                4.7
Roy W. Sorensen (5) ......................................................           100,000                2.7
Gary W. Nettles (6) ......................................................            85,431                2.4
Martin P. Moore (7) ......................................................            70,987                1.9
Joseph F. Bombara (8) ....................................................            30,000                  *
Michael T. Scalzo (9) ....................................................            25,635                  *
William W. Lofgren (10) ..................................................            22,530                  *
David A. Enger (11) ......................................................            22,282                  *
George C. Textor (12) ....................................................            19,632                  *
Arthur W. Buerk (13) .....................................................             2,000                  *
All directors and executive officers as a group (11 persons) (14) ........           618,231               15.3%

------------
*    Less than 1% of the outstanding shares of common stock.

(1) All beneficial owners can be reached c/o Cost-U-Less, Inc., 8160-304th Ave., S.E., Bldg. 3, Ste. A, Preston, Washington 98050

(2) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of March 11, 2002 are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person.

(3) Based on the Company's most recent information. Includes 117,000 shares subject to a warrant exercisable within 60 days of March 11, 2002.

(4) Includes 155,000 shares subject to options exercisable within 60 days of March 11, 2002

(5) Includes 95,000 shares subject to options exercisable within 60 days of March 11, 2002

(6) Based on the Company's most recent information and publicly filed information. Includes 11,807 shares held by the Alyce Christene Gangwish Irrevocable Trust of 1995, 33,582 shares held by The Lenz Grandchildren's Irrevocable Trust of 2000, 8,855 shares held by the Brittney Elizabeth Lenz Irrevocable Trust of 1995, and 8,855 shares held by the Cody Allan Lenz Irrevocable Trust of 1995 (for each of which Mr. Nettles acts as Co-Trustee), 700 shares held by Guchereau & Nettles SEP and 21,632 shares subject to options exercisable within 60 days of March 11, 2002.

(7) Includes 47,500 shares subject to options exercisable within 60 days of March 11, 2002.

(8) Represents 30,000 shares subject to options exercisable within 60 days of March 11, 2002

(9) Includes 19,620 shares subject to options exercisable within 60 days of March 11, 2002

(10) Represents 22,530 shares subject to options exercisable within 60 days of March 11, 2002

(11) Represents 22,282 shares subject to options exercisable within 60 days of March 11, 2002

(12) Represents 19,632 shares subject to options exercisable within 60 days of March 11, 2002

(13) Represents 2,000 shares subject to options exercisable within 60 days of March 11, 2002

(14) Includes 446,556 shares subject to options exercisable within 60 days of March 11, 2002.

Executive Officers

     The following persons are executive officers of Cost-U-Less as of March 11, 2002, who will serve in the capacities noted until the election and qualification of their successors. Each officer named below is expected to be re-elected at the Board meeting to be held on May 14, 2002.



Name                                 Age           Positions and Offices With Cost-U-Less
----                                 ---           --------------------------------------
J. Jeffrey Meder (1) ............   50      President and Chief Executive Officer
Roy W. Sorensen (2) .............   48      Vice President, Chief Operating Officer
Martin P. Moore (3) .............   45      Vice President, Chief Financial Officer, Secretary
                                             & Treasurer
Joseph F. Bombara (4) ...........   62      Vice President, Merchandising & Marketing
Michael T. Scalzo (5) ...........   37      Vice President, Business Development
William W. Lofgren (6) ..........   39      Vice President, Information Systems

------------
(1) For a biographical summary of J. Jeffrey Meder, see "Directors."

(2) Roy W. Sorensen joined the Company as Vice President, Chief Financial Officer of Cost-U-Less in September 1999 before becoming Vice President, Chief Operating Officer in August 2000. Previously, Mr. Sorensen served as CFO and Treasurer of Drug Emporium NW. In this capacity, he played a key role in successfully negotiating the sale of the company in July 1998 to Longs Drugs, a $3.1 billion regional retailer. He also has held various executive financial positions with other companies in the Pacific Northwest, including Seattle Lighting Fixture Co., Egghead Software, and Seafirst Corporation. Mr. Sorensen holds a CPA license, and received his MBA from the University of Puget Sound.

(3) Martin P. Moore joined the Company in December 1998 as corporate controller before becoming Vice President, Chief Financial Officer in August 2000. Previously, Mr. Moore served as Manager of Corporate Planning & Reporting at ATL Ultrasound, Inc., a $500 million medical equipment manufacturer that was acquired by Philips Electronics in 1998. Mr. Moore received his MBA from Seattle University in 1993.

(4) Joseph F. Bombara joined the Company in 2001 as Vice President, Merchandising & Marketing. Previously, Mr. Bombara served as Chief Operating Officer and Vice President of Global Merchandising & Marketing for DirectSource Global Purchasing, Inc. a business to business e-commerce company. Mr. Bombara also served as a senior executive with Wal-Mart International, managing the Wal-Mart and Sam's operations on the island of Puerto Rico and the Wal-Mart Supercenter operations in Indonesia, as well as special projects for Wal-Mart in Mexico, Brazil and Argentina. Additionally, Mr. Bombara has held senior executive and management positions with Bargain Time, Riklis Holding (McCrory Stores) and various other retail operations nationwide.

(5) Michael T. Scalzo assisted in creating Cost-U-Less' buying office and was one of the original buyers for the Company in 1992. Mr. Scalzo became general merchandise manager in 1995, was promoted to Vice President, Merchandising in April 1999, and then to Vice President, Business Development in March 2000.

(6) William W. Lofgren joined the Company in 1992 as information systems manager before becoming operations manager in 1996 with overall operational responsibility for Cost-U-Less' stores. He was promoted to Vice President, Information Systems in April 1999. Previously, Mr. Lofgren served as electronic maintenance manager of Costco from 1986 to 1991.

Executive Compensation


                          Summary Compensation Table

     The following table sets forth certain compensation information as to the Chief Executive Officer of Cost-U-Less and the other most highly compensated executive officers of Cost-U-Less, Inc (the "Named Executive Officers") for services rendered in all capacities for Cost-U-Less during the fiscal years ended December 30, 2001, December 31, 2000 and December 26, 1999.



                                                                           Long-Term
                                                                          Compensation
                                                 Annual Compensation         Awards
                                               -----------------------       -------        All Other
                                                              Bonus    Shares Underlying   Compensation
Name and Principal Position              Year     Salary       ($)        Options (#)         ($)(1)
---------------------------              ----     ------       ---        -----------         ------
J. Jeffrey Meder (2) ..................  2001   $ 240,436   $10,000         100,000          $17,635
 President, Chief Executive Officer      2000     229,387    11,498          50,000           15,859
                                         1999      67,500     8,975              --            2,500

Roy W. Sorensen (3) ...................  2001   $ 135,440   $ 7,000          60,000          $ 2,625
 Vice President, Chief Operating         2000     127,347     6,387          30,000            1,297
  Officer                                1999      30,289     3,515              --               --

Martin P. Moore (4) ...................  2001   $ 110,652   $ 8,000              --          $ 2,625
 Vice President, Chief Financial         2000      95,250     4,797          60,000            2,625
  Officer, Secretary and Treasurer       1999      80,077    22,500           2,500            2,500

Joseph F. Bombara (5) .................  2001   $ 134,241   $ 7,000          25,000          $ 3,120
 Vice President, Merchandising &         2000          --        --              --               --
  Marketing                              1999          --        --              --               --

Michael T. Scalzo (6) .................  2001   $ 144,635   $10,500           5,000          $ 2,625
 Vice President, Business Development    2000     124,808    33,090           5,000            2,625
                                         1999     120,000    13,104          10,000            2,500

William W. Lofgren (7) ................  2001   $ 140,231   $ 8,000              --          $ 2,625
 Vice President, Information Systems     2000     123,750     6,050              --            2,625
                                         1999     110,000    12,012          10,000            2,500

------------
(1) Consists of matching contributions to the Cost-U-Less 401(k) profit-sharing plan, auto allowances and payments of disability insurance premiums, if applicable.

(2)  J. Jeffrey Meder joined the Company in September 1999.

(3)  Roy W. Sorensen joined the Company in September 1999.

(4) Martin P. Moore joined the Company in December 1998 and was promoted to Vice President, Chief Financial Officer, Secretary and Treasurer in August 2000.

(5) Joseph F. Bombara joined the Company in March 2001.

(6) Michael T. Scalzo was promoted to Vice President, Business Development in March 2000.

(7) William W. Lofgren was promoted to Vice President, Information Systems in April 1999.

Stock Option Grants in Fiscal 2001

     The following table sets forth certain information regarding grants of options to purchase the Company's common stock made during the fiscal year ended December 30, 2001, to the Named Executive Officers.


                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                   Potential Realizable
                                                                                                     Value at Assumed
                                                      Individual Grants                              Annual Rates of
                            ---------------------------------------------------------------------      Stock Price
                                                      Percent of Total                                Appreciation for
                                    Number of         Options Granted     Exercise                     Option Term(3)
                              Securities Underlying     to Employees        Price      Expiration -----------------------
Name                         Options Granted (#)(1)    in Fiscal Year   ($/Share)(2)      Date      5% ($)     10% ($)
----                         ----------------------    --------------   ------------      ----      ------     -------
J. Jeffrey Meder ..........          50,000                 25.8%         $ 1.880       5/08/11    $59,116    $149,812
J. Jeffrey Meder ..........          50,000                 25.8%         $ 1.500       7/30/11     47,167     119,531
Roy W. Sorensen ...........          30,000                 15.5%         $ 1.880       5/08/11     35,470      89,887
Roy W. Sorensen ...........          30,000                 15.5%         $ 1.500       7/30/11     28,300      71,718
Martin P. Moore ...........              --                   --               --            --         --          --
Joseph F. Bombara .........          25,000                 12.9%         $ 1.880       5/08/11     29,558      74,906
Michael T. Scalzo (4) .....           5,000                  2.6%         $ 1.500       4/24/11      4,717      11,953
William W. Lofgren ........              --                   --               --            --         --          --

------------
(1) Except as described below, all options are granted under the Company's 1998 Stock Incentive Compensation Plan and are immediately exercisable. For additional information regarding options, see "Employment Contracts and Change-in-Control Arrangements" and "Report of the Compensation Committee on Executive Compensation".

(2) The exercise price of all options is equal to the market value of the common stock as of the day of grant.

(3) The future values of current year grants assume appreciation of 5% and 10% per year over the 10-year option period, as required by applicable regulations of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the common stock price. The actual values realized depends on the future performance of the common stock and overall market conditions, and may be greater or less than the potential realizable values set forth in the table.

(4) Represents an option granted under the Company's 1998 Stock Incentive Compensation Plan, which vests ratably over five years from the date of grant.


Stock Option Exercises in Fiscal 2001 and Year-End Values

     The following table sets forth certain information concerning exercises of options to purchase the Company's common stock in the fiscal year ended December 30, 2001, and unexercised options held as of December 30, 2001, by the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                         AND FISCAL YEAR-END VALUES(1)


                                          Number of
                                    Securities Underlying             Value of Unexercised
                                   Unexercised Options at           In-the-Money Options at
                                     Fiscal Year-End (#)             Fiscal Year-End ($)(2)
                               -------------------------------   ------------------------------
Name                            Exercisable     Unexercisable     Exercisable     Unexercisable
----                            -----------     -------------     -----------     -------------
J. Jeffrey Meder ...........      150,000               --               --              --
Roy W. Sorensen ............       90,000               --               --              --
Martin P. Moore ............       42,500           22,500               --              --
Joseph F. Bombara ..........       25,000               --               --              --
Michael T. Scalzo ..........       10,620           16,782               --              --
William W. Lofgren .........       15,530            6,800               --              --

------------
(1) There were no exercises of options to purchase the Company's common stock in the fiscal year ended December 30, 2001.

(2) Stock options are valued based upon the closing price of a share of common stock as reported on the Nasdaq SmallCap Market on December 28, 2001 ($1.26 per share).


Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     In March 2000, the Company entered into an agreement with Michael T. Scalzo, Vice President, Business Development of the Company. The agreement provides for Mr. Scalzo to receive a salary subject to review by the Chief Executive Officer. Pursuant to the agreement, Mr. Scalzo is entitled to receive options under the Company's 1998 Stock Incentive Compensation Plan to purchase 10,000 shares of the Company's common stock. In 2000, Mr. Scalzo was granted an option under the Company's 1998 Stock Incentive Compensation Plan to purchase 5,000 shares of the Company's common stock. In 2001, Mr. Scalzo was granted an additional option under the Company's 1998 Stock Incentive Compensation Plan to purchase 5,000 shares of the Company's common stock. See "Option Grants in Last Fiscal Year" table. Mr. Scalzo will be awarded severance pay equal to one month of his base salary at the time of termination by the Company for each year of service. If the Company terminates the employment of Mr. Scalzo for cause (as defined in the agreement), no severance will be paid.

     In February 2001, the Company entered into an agreement with Joseph F. Bombara, Vice President, Merchandising & Marketing of the Company. The agreement provides for Mr. Bombara to receive a salary subject to review by the Chief Executive Officer. Pursuant to the agreement, Mr. Bombara is entitled to receive options under the Company's 1998 Stock Incentive Compensation Plan to purchase 75,000 shares of the Company's common stock in three installments of options to purchase 25,000 shares. The first installment to be granted at the Company's Annual Shareholder's Meeting held on May 8, 2001, the second installment on Mr. Bombara's first anniversary of employment with the Company and the third installment on Mr. Bombara's second anniversary of employment with the Company. In 2001, Mr. Bombara was granted an option under the Company's 1998 Stock Incentive Compensation Plan to purchase 25,000 shares of the Company's common stock. See "Option Grants in Last Fiscal Year" table. In the event that Mr. Bombara's employment with the Company is terminated without cause for any reason, he will be awarded severance pay equal to six months of his base salary at the time of termination. If the Company terminates the employment of Mr. Bombara for cause (as defined in the agreement), no severance will be paid.


Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     Mr. Textor and Mr. Enger served on the Compensation Committee of the Board of Directors for the past fiscal year. Mr. Textor has been the Chairman of the Compensation Committee since 2000 and also serves as general partner of Capstan Partners, a Seattle-based private equity investment fund. Mr. Enger also serves as a director of Colmac Industries, Inc. and Colmac Coil Manufacturing, Inc. Former director, Mr. Keener, also served on the Compensation Committee until his resignation in November 2001. Mr. Keener also served as the president and chief executive officer of Keener's since 1960 and also serves as a director of both the National Meat Association and the North American Meat Association. During the fiscal year ended December 30, 2001, the Company purchased approximately $108,000 of product from Keener's. The Company believes that the terms of these purchases were no less favorable to the Company than those available from third parties.


Certain Relationships and Related Transactions

     Concurrent Reg. S Placement to Kula Fund. During 1997 and 1998, Cost-U-Less discussed with Commonwealth Development Corporation a range of potential business relationships. On July 23, 1998 these discussions concluded with the sale of 160,000 shares of common stock to the Kula Fund in a private placement at a price of $7.00 per share, concurrent with the Company's initial public offering, and the sale, for nominal consideration, of a warrant to purchase 117,000 shares of common stock at an exercise price of $8.40 per share. This warrant contains standard net issuance provisions (permitting the holder to exchange the warrant for a lesser number of shares based on the then-current market value of the common stock) and is exercisable at any time until July 23, 2002. These transactions were structured to meet the requirements of the exclusion from registration provided by Regulation S under the Securities Act of 1933, as amended.

     Gevirtz Option. In January 1998, Donald L. Gevirtz, who was then a director of Cost-U-Less, was granted a 10-year, immediately exercisable option to purchase up to 88,554 shares of common stock at an exercise price of $7.62 per share in connection with his appointment to the Board of Directors. In order to encourage Mr. Gevirtz to join the Board of Directors, the Board granted him an option with a per share exercise price that was less than the fair market value of the common stock on the date of grant. Cost-U-Less therefore recognized a compensation expense of $75,000 in the first quarter of fiscal 1998 in connection with this grant. In October 1998, Cost-U-Less offered directors with options having exercise prices greater than $7.00 per share the opportunity to surrender those options and receive new options with an exercise price of $7.00 per share. With the exception of the exercise price, a six-month blackout on exercise and a six-month delay in vesting, the terms of the new options are identical to the terms of the old options. Although Mr. Gevirtz resigned in 1999, the option may be exercised by the estate of Mr. Gervitz for five years from his date of resignation.

     Purchases of Product. Cost-U-Less has purchased product from Keener's, a company that is 50% owned by Wayne V. Keener, a former director of Cost-U-Less. David A. Enger, an Executive Vice President and director of Keener's, is also a director of Cost-U-Less. Cost-U-Less purchased from Keener's approximately $108,000 of product in fiscal 2001. Cost-U-Less believes that the terms of these purchases were no less favorable to Cost-U-Less than those available from independent third parties.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the officers, directors and persons who own more than 10% of a registered class of equity securities of Cost-U-Less to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater-than-10% shareholders are required by Commission regulation to furnish Cost-U-Less with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms it received and written representations from certain reporting persons that no forms were required for those persons, Cost-U-Less believes that all filing requirements under Section 16(a) applicable to its officers, directors and greater-than-10% beneficial owners were complied with by such persons.

                               PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the shares of common stock of Cost-U-Less for the period commencing on July 23, 1998, the date on which Cost-U-Less became a publicly held corporation, and ending on December 30, 2001, with the cumulative total return of the Nasdaq Stock Market Index (US) and the Nasdaq Retail Trade Stocks Index over the same period (assuming an investment of $100 in the common stock, stocks comprising The Nasdaq Stock Market Index (US), and the stocks comprising the Nasdaq Retail Trade Stocks Index on July 23, 1998, and the reinvestment of all dividends).


               Comparison of Five-Year Cumulative Total Returns
                             Performance Graph for
                               Cost U Less, Inc.


               Produced on 02/20/2002 including data to 12/28/2001


[THE FOLLOWING INFORMATION WAS ALSO REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

CRSP Total Returns Index for:              07/1998     12/1998     12/1999   12/2000   12/2001
Cost U Less, Inc.                            100.0        75.0        58.9      14.7      18.0
Nasdaq Stock Market (US Companies)           100.0       113.2       208.0     128.3     103.7
Nasdaq Retail Trade Stocks                   100.0        97.2        86.9      53.9      75.3
SIC 5200-5599, 5700-5799, 5900-5999 US & Foreign

Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.   The index level for all series was set to $100.0 on 07/23/1998.

        REPORT BY THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is comprised of non-employee members of the Company's Board of Directors. The Compensation Committee is responsible for setting and administering the policies governing annual compensation of the executive officers of the Company. The Compensation Committee reviews the performance and compensation levels for executive officers and sets salary levels.

     The goals of the Company's executive officer compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align executive officer compensation with the Company's performance and to motivate executive officers to achieve the Company's business objectives.

     Base salaries of executive officers are reviewed annually by the Compensation Committee and adjustments are made based on (i) individual performance of executive officers for the previous fiscal year, and (ii) financial results of the Company for the previous year.

     The Company strongly believes that equity ownership by executive officers provides incentives to build shareholder value and aligns the interests of executive officers with those of the shareholders, and therefore makes periodic grants of stock options under the Company's 1998 Stock Incentive Compensation Plan. The size of an option grant to an executive officer has generally been determined with reference to the responsibilities and expected future contributions of the executive officer, previous grants to that officer, as well as recruitment and retention considerations. In 2001, the Compensation Committee approved stock option grants to certain of the executive officers consistent with these criteria. See "Option Grants in Last Fiscal Year."

     Mr. Meder's compensation as President and Chief Executive Officer includes
(i) base salary, (ii) annual incentive bonuses and (iii) stock option grants. The determination of Mr. Meder's base salary is based upon assessments of individual performance and achievement of predetermined operating goals that are established annually by the Board of Directors. Assessments of individual performance include objective standards and subjective evaluations of the value of Mr. Meder's contributions. Mr. Meder's base salary for fiscal 2001 was set at $240,000. Mr. Meder received an incentive bonus in the amount of $10,000 for fiscal 2001. In fiscal 2001, the Compensation Committee granted Mr. Meder stock options for 100,000 shares under the 1998 Stock Incentive Compensation Plan.

     The Company has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to the Company's chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the 1998 Stock Incentive Compensation Plan would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are non-employee directors The Company expects that the Compensation Committee will generally be comprised of non-employee directors, and that to the extent such Committee is not so constituted for any period of time, the options granted during such period will not be likely to result in compensation exceeding $1,000,000 in any year. To the extent that total non-exempt compensation exceeds $1,000,000 in fiscal 2001 or any subsequent year, it will not be deductible. The Committee does not believe that in general other components of the Company's compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.


                                        COMPENSATION COMMITTEE


                                        George C. Textor
                                        David A. Enger

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Board of Directors, in its business judgment, has determined that all members of the committee are "independent," as required by the applicable listing standards of the Nasdaq SmallCap Market. As set forth in the committee's Charter, management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls and the selection, application and disclosure of critical accounting policies. In fulfilling its oversight responsibilities, the committee reviewed and discussed the Company's audited financial statements in the Annual Report with management, including a discussion of the quality of the accounting principles and policies, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee has reviewed with the Company's independent accountants, who are responsible for auditing the Company's financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. The committee has discussed matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The committee has also received written disclosures and the letter from Deloitte & Touche, LLP required by Independence Standards Board Standard No. 1 (which relates to the auditors' independence from the Company and its related entities) and has discussed with Deloitte & Touche, LLP their independence from management and the Company and has considered the compatibility of nonaudit services with the auditors' independence.

     The members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent".

     Based on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the committee referred to above and in the Charter, the committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2001. The committee and the Board of Directors have also recommended the selection of the Company's independent auditors.


                                        AUDIT COMMITTEE


                                        Gary W. Nettles
                                        David A. Enger
                                        George C. Textor

                             CHANGE OF ACCOUNTANTS

     On December 19, 2001, we dismissed Ernst & Young LLP as our independent accountants. At that time, the reports of Ernst & Young LLP on our financial statements for the two fiscal years preceding the dismissal had not contained an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principle. In the two fiscal years preceding the dismissal, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Our audit committee made the decision to dismiss Ernst & Young LLP. During the two fiscal years preceding the dismissal, we did not have a disagreement or difference of opinion with Ernst & Young LLP in which Ernst & Young LLP advised us of any matter that would be a reportable event under Item 310(a)(1)(v) of Regulation S-K.

     We engaged Deloitte & Touche, LLP as our new independent accountants on December 19, 2001. During the two fiscal years preceding December 19, 2001, we had not consulted with Deloitte & Touche, LLP regarding either the application of accounting principles to a specified completed or proposed transaction, the type of audit opinion they might render on our financial statements, or any disagreement with Ernst & Young LLP or reportable event.


       PROPOSAL 2: RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE, LLP
                  AS THE INDEPENDENT AUDITORS OF COST-U-LESS

     Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the ratification of the appointment of Deloitte & Touche, LLP as independent accountants for the Company for fiscal 2002. Deloitte & Touche, LLP has audited the financial statements of the Company for fiscal 2001. Representatives of Deloitte & Touche, LLP are expected to attend the Annual Meeting and will have an opportunity to respond to appropriate questions from shareholders. Representatives of Ernst & Young, LLP are not expected to attend the Annual Meeting.

     Shareholder ratification of the selection of Deloitte & Touche, LLP as the Company's independent public accountants is not required by the Company's Bylaws or otherwise. The Board of Directors is submitting the selection of Deloitte & Touche, LLP to the shareholders for ratification as a matter of good corporate practice. In the event the shareholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change could be in the best interests of the Company and its shareholders.


                         PRINCIPAL ACCOUNTING FIRM FEES

Fees Billed To The Company During Fiscal 2001

     Audit Fees: The fees of Ernst & Young LLP billed for fiscal 2001 were:
                 $71,583.

                 The fees of Deloitte & Touche LLP billed for fiscal 2001 were: $142,832.

     Financial Information Systems Design and Implementation Fees: There were no fees billed by Ernst & Young LLP or Deloitte & Touche LLP during the fiscal year ended December 30, 2001 for professional services related to financial information systems design and implementation.

     All Other Fees: The fees of Ernst & Young LLP billed for the year ended December 30, 2001 for all services other than fees covered under the headings "Audit Fees" and Financial Information Systems Design and Implementation Fees" were $111,314, including tax and benefit plan related services.

          There were no fees of Deloitte & Touche LLP billed for the year ended December 30, 2001 for services other than fees covered under the heading "Audit Fees".


     The Board of Directors recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche, LLP as independent auditors for the Company for fiscal 2002.

                 SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Under the Commission's proxy rules, shareholder proposals that meet certain conditions may be included in the proxy statement and proxy card for a particular annual meeting. Shareholders that intend to present a proposal at the 2003 Annual Meeting of Cost-U-Less must give notice of the proposal to Cost-U-Less no later than 120 calendar days in advance of the one year anniversary of the date the Company's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders to be considered for inclusion in the proxy statement and proxy card relating to that meeting. Shareholders that intend to present a proposal that will not be included in the proxy statement and proxy card must give notice of the proposal to Cost-U-Less no fewer than 60 nor more than 90 days prior to the date of the 2003 Annual Meeting pursuant to the Bylaws of Cost-U-Less. Cost-U-Less reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.


                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Annual Meeting other than the matters specifically referred to in this Proxy Statement. If other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

     Copies of the Cost-U-Less 2001 Annual Report to Shareholders are being mailed to shareholders, together with this Proxy Statement, form of Proxy and Notice of Annual Meeting of Shareholders. Additional copies of the Annual Report may be obtained from the Secretary of Cost-U-Less, 8160-304th Ave., S.E., Bldg. 3, Ste. A, Preston, Washington 98050.

     The annual report of Cost-U-Less on Form 10-K for the fiscal year ended December 30, 2001 was filed with the Securities and Exchange Commission on April 1, 2002. Copies of the 10-K may be obtained from the Secretary of Cost-U-Less, 8160-304th Ave., S.E., Bldg. 3, Ste. A, Preston, Washington 98050.



                                        BY ORDER OF THE BOARD OF DIRECTORS,



                                        LOGO


                                        Martin P. Moore
                                        Secretary

Preston, Washington
April 12, 2002

                                                                Please mark
                                                               your votes as |X|
                                                                 indicated

                                       FOR the            WITHHOLD AUTHORITY
                                       Nominees        to vote for the Nominees
(1) ELECTION OF THREE DIRECTORS.          |_|                     |_|

Nominees: 01 Arthur W. Buerk
          02 David A. Enger
          03 Gary W. Nettles

WITHHOLD for the following only: (write the name of the nominee in the space below)


--------------------------------------------------------------------------------

Unless otherwise directed, all votes will be apportioned equally among those persons for who authority is given to vote

                                                         FOR    AGAINST  ABSTAIN
(2) RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE          |_|      |_|      |_|
    LLP AS THE INDEPENDENT AUDITORS OF COST-U-LESS

|_| I plan to attend the Annual Meeting

    SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ITEM 1 AND "FOR" ITEM 2. The Board of Directors recommends a vote "FOR" Item 1 and "FOR" Item 2.

            Date
                ----------------------------------------------------------------

            Signature(s)
                        --------------------------------------------------------

            Date
                ----------------------------------------------------------------

            Signature(s)
                        --------------------------------------------------------

            Please sign exactly as name appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should give their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associates, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                               COST-U-LESS, INC.

           This Proxy is solicited by the Board of Directors for the Annual Meeting of Shareholders-May 14, 2002

The undersigned hereby appoint(s) J. Jeffrey Meder and Martin P. Moore, and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Cost-U-Less, Inc. held of record by the undersigned on March 29, 2002, at the Annual Meeting of Shareholders of Cost-U-Less, Inc. to be held at the Doubletree Hotel (Lake Hills Room), 300 112th Ave. S.E., Bellevue, Washington, at 10:00 a.m. on Tuesday, May 14, 2002, with authority to vote upon the matters listed below and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

                IMPORTANT-PLEASE DATE AND SIGN ON THE OTHER SIDE

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

              You can now access your Cost-U-Less account online.

Access your Cost-U-Less shareholder account online via Investor
ServiceDirect(SM) (ISD).

Mellon Investor Services LLC, agent for Cost-U-Less, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number
(PIN), you are ready to log in and access your account to:

      o     View account status

      o     Make address changes

      o     View certificate history

      o     Establish/change your PIN

              Visit us on the web at http://www.melloninvestor.com
                and follow the instructions shown on this page.

Step 1: FIRST TIME USERS - Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirect(SM) is currently only available for domestic individual and joint accounts.

o     SSN

o     PIN

o     Then click on the button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

o     SSN

o     PIN

o     Then click on the button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

o     Certificate History

o     Issue Certificate

o     Payment History

o     Address Change

o     Duplicate 1099

              For Technical Assistance Call 1-877-978-7778 between
                       9am-7pm Monday-Friday Eastern Time